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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-72838) of PRIMEDIA Inc. of our report dated September 28, 2001 relating to the consolidated financial statements of the Publishing business of emap, Inc., which appears in the Current Report on Form 8-K/A of PRIMEDIA Inc. dated November 7, 2001. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of Amendment No. 1 to the Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP



Century City, California
November 19, 2001